LACROSSE FOOTWEAR INCORPORATED

LACROSSE FOOTWEAR INCORPORATED

Danner SINCE 1932

LACROSSE

COMPANY UPDATE 7/5/12 Exhibit 99.5

LACROSSE FOOTWEAR INCORPORATED LACROSSE Danner SINCE 1932

COMPANY UPDATE
• On July 5, 2012, LaCrosse Footwear, Inc entered into a definitive agreement to be acquired by ABC-MART, INC, Japan’s leading
retailer of athletic, business and casual footwear.
• Shareholders will receive $20 cash per share for a total
transaction value of approximately $138 million.
• The transaction is expected to close in the third quarter of 2012.
• LaCrosse will become a wholly-owned U.S. subsidiary of ABC-
MART and will continue to be headquartered in Portland, Oregon.
• The company will remain focused on its 2012 key initiatives and commitment to serving our customers and markets as always.
• LaCrosse and ABC-MART will collaborate on casual and lifestyle offerings worldwide, without losing focus on our core work and outdoor markets in the US.

WHO IS ABC-MART?
• ABC-MART is a publically traded company on the Japanese stock exchange (TSE: 2670) and has been a valued customer of our
iconic American-made products for several years.
• The company is a leading footwear retailer based in Tokyo with more than 800 stores throughout Japan, Taiwan and South
Korea.
• 2011 annual revenues were $1.8 billion.
• In addition to operating as a retailer, they are the Japanese distributor for the Vans, Sperry Top-Sider and Saucony brands.
• They recognize the value of our authentic, premium brands and see the opportunity for our continued growth and success in
partnership with their company.
• They also own brands such as Hawkins and Nuovo, develop in-
house footwear, and sell affordable high-quality shoes.

ABC-MART
広告主募集
ABC-MART
ABC-MART

ABC-MART
SALE!!

LACROSSE FOOTWEAR INCORPORATED

ABC-MART STORES

WHY ABC-MART AND LFI?
• Combine the strengths of LaCrosse Footwear’s premium brands, with ABC-MART’s extensive knowledge in the retail industry.
• Strengthen LaCrosse Footwear’s lifestyle and casual product offering, by jointly developing and producing footwear with
competitive quality, pricing, and design.
• Drive the geographic expansion of LaCrosse and Danner branded footwear, particularly in Japan, South Korea, Taiwan, Hong Kong, and the rest of Asia, as well as in Europe.
• Build on the strength of our domestic business today.  ABC-MART supports our ongoing efforts to bring our performance-driven, premium quality products to the work and outdoor markets.

WHAT DOES THIS MEAN FOR LFI?
• Partnering with ABC-MART creates clear benefits for LaCrosse
Footwear’s customers, suppliers and employees
– Commitment to furthering LaCrosse Footwear’s growth
strategies in the global marketplace.
– Significant opportunities in our new lifestyle and casual
offerings
– Solid financial and strategic commitment to support our
ongoing business serving the work and outdoor markets.
– Ability to leverage our world-class manufacturing facility in
Portland, Oregon, meeting growing demand for American-
made products around the world.

ABC
MART
www.abc-mart.com
ABCマート
検索

LACROSSE FOOTWEAR INCORPORATED

LACROSSE

Danner
SINCE 1932

ABC-MART MESSAGING

FREQUENTLY ASKED QUESTIONS
Q: What is the joint vision for the company going forward?
A: It is our common belief between ABC-MART and us that LFI has the potential to be recognized and valued globally. We share a vision of becoming a global manufacturer and retailer by increasing sales overseas.
Q: What changes should we anticipate as an organization?
A: We and ABC-MART share the common understanding that there is no plan in place to make drastic changes to the organization for some time after the transaction, particularly with regards to the US operations.  That being said, we will need to further consider and discuss with ABC-MART what changes will be appropriate for the company to be in the best position to increase overseas sales.
Q: How will this transaction impact our US manufacturing, including military business?
A: This transaction is a positive move for our company and should impact the existing business positively.  We plan to continue our business with the military, and with the expected increase in sales volume of lifestyle and fashion business, we anticipate the US manufacturing facilities to be utilized at a greater production capacity.

FREQUENTLY ASKED QUESTIONS
Q: Will LFI continue to run as a stand-alone business?
A: Yes, LFI will continue to run as a stand-alone business
Q: Will there be changes to the brand positioning, product offerings?
A: ABC-MART recognizes the importance of maintaining the positioning of Danner and
LaCrosse as premium brands.  In terms of the product offering, we plan to continue providing products that address the needs of American consumers. In addition, we hope to broaden our product offering by developing products that will satisfy the tastes of the various regions that we serve, or hope to serve, to realize our goal of becoming a global presence.
Q: What is the schedule of closing?
A: The transaction is expected to close in the third quarter of 2012.

FREQUENTLY ASKED QUESTIONS
Q: How will this affect our US customers, suppliers?
A: Our management and sales teams will visit as many of our key customers and suppliers as possible in the coming weeks to ensure that there will be no effect in our existing relationships. We will continue to provide the high-quality products that our customers have come to expect from us, and to hold our suppliers to high-standards. We will also continue to invest in product development.
Q: How will this affect our Asia, Europe and Canada customers, suppliers, distributors?
A: A significant portion of the value of the transaction comes from the synergies realized by leveraging ABC-MART’s wide and established platform in Japan and Korea.
Therefore, the Japanese and Korean operations will be reorganized so that ABC-MART will be directly involved and lead the business in Japan and Korea in the early stages of the integration process. As for the other regions, we will reevaluate the current situation, and execute the best course of action for our joint entity.

FAQ (EMPLOYEES)
Q: How does the transaction affect compensation, incentive compensation, stock options and other benefits?
A:  Your current compensation should be kept as it is for some time except for stock options. After the completion of this transaction, we will further discuss with ABC-MART with the aim to provide certain competitive compensation packages to you, including incentive plans and other benefits available for next fiscal year, which will be in line with your current package.
Regarding stock options, assuming the successful completion of the tender offer, your options will be fully vested and become exercisable immediately. Before successful completion of the tender offer and to the extent not exercised prior to the completion of the
Merger, you will have the right to receive the difference between the $20 per share offer price and the exercise price, subject to withholding taxes, of all your outstanding options immediately prior to the completion of the Merger.

FAQ (EMPLOYEES)
Q: What’s going to happen to organizational structure?   Will there be changes to senior
management?
A: We and ABC-MART have reached the mutual understanding that the overall organization, including senior management, will not see any major changes upon this transaction and should be kept as they are for a while.  In order to expand our business going forward, we and ABC-MART will continue to discuss to gain a better understanding of our respective businesses going forward and will make appropriate decisions carefully.
Q: Will there be staff reductions? How will we continue to support the business?
A: We do not foresee any personnel reductions as a result of this transaction. We request that you continue to focus on your day-to-day operations.
Q: Do you anticipate any changes to the LFI core values and culture of the company?
A: ABC-MART has tremendous respect for and deeply values the authenticity and craftsmanship of LFI, and wishes to continue embracing its legacy. We hope to further learn about and share our respective corporate cultures, and consider it an opportunity to jointly heighten our values.

ABOUT THE TRANSACTION
NOTICE TO INVESTORS: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities.  The tender offer for the outstanding shares of LaCrosse Footwear common stock described in the presentation has not commenced.  At the time the tender offer is commenced, ABC-MART will file with the SEC and mail to the LaCrosse Footwear shareholders a tender offer statement on
Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents and LaCrosse Footwear will file with the SEC and mail to its shareholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction.  These materials will contain important information about ABC-MART, LaCrosse Footwear, the transaction and other related matters.  Investors and securityholders are urged to carefully read each of these documents when they are available.  Investors and securityholders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation and Recommendation
Statement, and other documents filed with the SEC by ABC-MART and LaCrosse Footwear through the website maintained by the SEC at respective investor relations departments of ABC-MART and LaCrosse Footwear at their respective e-mail addresses below.
Forward-Looking Statements
www.sec.gov.
In addition, investors and securityholders will be able to obtain free copies of all of these materials by contacting the
Statements in this presentation concerning the proposed acquisition of LaCrosse Footwear by ABC-MART, the expected timetable for completing the transaction, expected long-term growth for the combined company, plans for geographic expansion in the global marketplace and any other statements about ABC-MART or LaCrosse Footwear managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  For further information concerning forward-looking statements, please read the disclosure under the heading “Forward Looking Statements” in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2011 which has been filed with the SEC.  Any statements that are not statements of historical fact (including any statements containing the words “believe”,
“plans”, “anticipates”, “expects”, “estimates”, and similar expressions) should also be considered forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results could differ materially from those in the forward-
looking statements.  Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, conditions affecting the industries in which ABC-MART and LaCrosse Footwear operate, the possibility that certain conditions to the offer and the merger and to consummate the transactions will not be met, the ability of ABC-MART to successfully integrate LaCrosse’s operations and employees, and other factors found under the heading “Risk Factors” in the LaCrosse Footwear Annual Report on Form 10-K for the year ended December 31, 2011.  The forward-looking statements contained in this presentation speak only as of the date on which they are made and, except as required by law, neither ABC-MART nor LaCrosse Footwear express any intention or undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this presentation.

INVESTOR CONTACTS
ABC-MART, INC.
Jo Kojima, Director and Manager
Corporate Planning Office
+81-3-3476-5452 / ir_info@abc-mart.co.jp
LaCrosse Footwear, Inc.
David Carlson, Executive Vice President and Chief Financial Officer
+1-503-262-0110 ext. 1331
or
StreetConnect, Inc.
Michael Newman
Investor Relations
+1-800-654-3517 / BOOT@stct.com

COMPANY PROFLE ABC-MART,INC. ABC-MART,INC. July. 2012 July. 2012

ABC-MART STORES okinawa 674 stores (End of Apr, 2012) JAPAN

は1990年　東京の上野に1　号店をオープン

上野は、アメリカンカジュアルの店が集まるマーケット

革ジャン、スニーカー、ブーツを売る店としてスタート

ABC-MART’s first store opened in Ueno Tokyo in 1990 Ueno is the market place which has many American casual fashion concept stores ABC-MART We started by selling leather jackets, sneakers and boots

の歴史

1985	ITC founded as wholesale footwear and apparel company	0	(㈱)ITC (シューズ、アパレル 卸会社設立)
1986	ITC became distributor for HAWKINS brand in Japan	0	HAWKINS 日本総代理店となる
1990	ABC-MART established by ITC, opened 4 stores in Ueno district, Tokyo	4	ABC-MART設立 上野に4店舗 出店
1991	ITC became distributor for Vans brand in Japan	14	VANS 日本総代理店となる
1994	ITC signed Vans trademark agreement with Vans in Japan, began product design and development	14	VANS 日本の商標使用契約 自主企画商品を始める
1995	ITC aquired Hawkins brand trademark agreement globally	14	HAWKINS の商標権を取得
2000	The Company's stock is listed on the Jasdaq Securities Exchange	42	ジャスダック上場
2002	Under merger of ITC and ABC-MART, ABC-MART changed its business model from wholesale to retail	113	㈱ITC ㈱ABC-MART 合併 卸から小売へ転換
2003	Opened first store in Korea and established ABC-MART Korea	145	㈱ABC-MART 韓国 出店
2009	Opened first store in Taiwan and established ABC-MART Taiwan	507	㈱ABC-MART 台湾 出店

シューズ、アパレルの卸会社が 小売に転換をした

ABC-MART HISTORY ABC-MART Converted from wholesale model into retail model NUMBER OF STORES

現在、卸をしているブランド

VANS "OFF THE WALL"

Hawkins

SPERRY TOP-SIDER

LOYAL TO THE SPORT saucony

Our wholesale brands VANS HAWKINS TOP SIDER saucony

MITSUBISHI MOTORS
COLT
vodafone
ABC-MART
OPEN!!
NOVA

ABC-MART Shinjuku

ABC-MART Ginza

ABC MART
전품목
20%
SALE
ABC-MART
SPRI
스프리스
ABC-MART

ABC-MART
VANS

ABC-MART Myeongdong KOREA

ABC-MART Daehagro KOREA

LARGER FORMAT STORES

APR 19 TH OPEN GS DIVER CITY

¥11.550
MEN'S
¥11.550
MEN'S
AUTHORIZED DEALER
Danner
Portland
Oregon
U.S.A.
Heritage
DANNER LIGHT
Danner
Danner
Danner
¥46.200
MEN'S
USA
¥15.800
MEN'S
¥15.800
MEN'S
¥15.800
MEN'S

ABOUT THE TRANSACTION
NOTICE TO INVESTORS: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of LaCrosse Footwear common stock described in the presentation has not commenced. At the time the tender offer is commenced, ABC-MART will file with the SEC and mail to the LaCrosse Footwear shareholders a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents and LaCrosse Footwear will file with the SEC and mail to its shareholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction.
These materials will contain important information about ABC-MART, LaCrosse Footwear, the transaction and other related matters. Investors and securityholders are urged to carefully read each of these documents when they are available. Investors and securityholders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation and Recommendation Statement, and other documents filed with the SEC by ABC-MART and LaCrosse Footwear through the website maintained by the SEC at
www.sec.gov.
In addition, investors and
securityholders will be able to obtain free copies of all of these materials by contacting the respective investor relations departments of ABC-
MART and LaCrosse Footwear at their respective e-mail addresses below.
Forward-Looking Statements
Statements in this presentation concerning the proposed acquisition of LaCrosse Footwear by ABC-MART, the expected timetable for completing the transaction, expected long-term growth for the combined company, plans for geographic expansion in the global marketplace and any other statements about ABC-MART or LaCrosse Footwear managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. For further information concerning forward-looking statements, please read the disclosure under the heading “Forward Looking Statements” in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2011 which has been filed with the SEC. Any statements that are not statements of historical fact (including any statements containing the words “believe”,
“plans”, “anticipates”, “expects”, “estimates”, and similar expressions) should also be considered forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results could differ materially from those in the forward-
looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, conditions affecting the industries in which ABC-MART and LaCrosse Footwear operate, the possibility that certain conditions to the offer and the merger and to consummate the transactions will not be met, the ability of ABC-MART to successfully integrate LaCrosse’s operations and employees, and other factors found under the heading “Risk Factors” in the LaCrosse Footwear Annual Report on Form 10-K for the year ended December 31, 2011. The forward-looking statements contained in this presentation speak only as of the date on which they are made and, except as required by law, neither ABC-MART nor LaCrosse Footwear express any intention or undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this presentation.
.

INVESTOR CONTACTS
ABC-MART, INC.
Jo Kojima, Director and Manager
Corporate Planning Office
+81-3-3476-5452 / ir_info@abc-mart.co.jp
LaCrosse Footwear, Inc.
David Carlson, Executive Vice President and Chief Financial Officer
+1-503-262-0110 ext. 1331
or
StreetConnect, Inc.
Michael Newman
Investor Relations
+1-800-654-3517 / BOOT@stct.com